Exhibit 99.1

Amarin Announces Mandatory Exchange of Exchangeable Senior Notes

Issued in May 2014 and November 2015

BEDMINSTER, N.J. and DUBLIN, Ireland, August 26, 2016 — Amarin Corporation plc (NASDAQ: AMRN) (“Amarin”), announced today that its wholly owned subsidiary, Corsicanto Limited, a private limited company incorporated under the laws of Ireland (the “Issuer”), provided notice that the Issuer has exercised its option to mandatorily exchange all $118.734 million in aggregate principal amount of its 3.50% May 2014 Exchangeable Senior Notes due 2032 (the “2014 Notes”) into American Depositary Shares (“ADSs”) of Amarin, with each ADS representing one ordinary share of Amarin. As a result, Amarin will issue 384.6154 ADSs per $1,000 principal amount of 2014 Notes, subject to certain adjustments as provided in the Indenture, dated May 20, 2014 by and among the Issuer, Amarin, and Wilmington Trust, National Association, as trustee (the “Indenture”) governing the 2014 Notes.

Amarin also announced today that it provided notice of the exercise of Amarin’s option to mandatorily exchange all $31.266 million in aggregate principal amount of its 3.50% November 2015 Exchangeable Senior Notes due 2032 (the “2015 Notes”) into ADSs of Amarin, with each ADS representing one ordinary share of Amarin. As a result, Amarin will issue 384.6154 ADSs per $1,000 principal amount of 2015 Notes, subject to certain adjustments as provided in the 2015 Notes.

The mandatory exchange of the 2014 Notes will be effective on September 12, 2016. As a condition to the mandatory exchange under the Indenture, the daily volume weighted average pricing per ADS equaled or exceeded $2.86 for at least 20 trading days in the 30-trading-day period commencing on July 18, 2016 and ending on (and including) August 26, 2016. The date of notice of the exercise of Issuer’s mandatory exchange option under the Indenture is August 26, 2016, and the “Optional Exchange Trigger Period” under the Indenture began on July 18, 2016 and ended on (and included) August 26, 2016. The aggregate principal amount of 2014 Notes subject to the Issuer’s mandatory exchange option is $118,734,000. The CUSIP number of the 2014 Notes is 220480AB3. On and after the effective date of the exchange, interest on the 2014 Notes will cease to accrue. The name and address of the Paying Agent and Exchange Agent under the Indenture are as follows:

•	Paying Agent: Wilmington Trust, National Association, 50 S. Sixth Street, Suite 1290, Minneapolis, MN55402, Attention: Corsicanto Ltd. Account Manager, Facsimile: 612- 617-5651

•	Exchange Agent: Wilmington Trust, National Association, 50 S. Sixth Street, Suite 1290, Minneapolis, MN55402, Attention: Corsicanto Ltd. Account Manager, Facsimile: 612- 617-5651

The mandatory exchange of the 2015 Notes will be effective on September 12, 2016. As a condition to the mandatory exchange under the 2015 Notes, the daily volume weighted average pricing per ADS equaled or exceeded $2.86 for at least 20 trading days in the 30-trading-day period commencing on July 18, 2016 and ending on (and including) August 26, 2016. The date of notice of the exercise of Amarin’s mandatory exchange option under the 2015 Notes is August 26, 2016, and the “Optional Exchange Trigger Period” under the 2015 Notes began on July 18, 2016 and ended on (and included) August 26, 2016. The aggregate principal amount of 2015 Notes subject to the Issuer’s mandatory exchange option is $31,266,000. On and after the effective date of the exchange, interest on the 2015 Notes will cease to accrue. The name and address of the Paying Agent and Exchange Agent under the 2015 Notes are as follows:

•	Paying Agent: Amarin Corporation plc, c/o Amarin Pharma Inc., 1430 US-206, Bedminster Township, NJ 07921, Attention: Chief Financial Officer

•	Exchange Agent: Amarin Corporation plc, c/o Amarin Pharma Inc., 1430 US-206, Bedminster Township, NJ 07921, Attention: Chief Financial Officer

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The ADSs issuable upon exchange of the 2014 Notes and 2015 Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

About Amarin

Amarin Corporation plc is a biopharmaceutical company focused on the commercialization and development of therapeutics to improve cardiovascular health. Vascepa® (icosapent ethyl) capsules, Amarin’s first FDA-approved product, are a highly-pure, omega-3 fatty acid product available by prescription.

Forward-Looking Statements

This press release contains forward-looking statements concerning Amarin’s expectations, anticipations, intentions, beliefs or strategies regarding the proposed exchange transaction, including the effective date thereof and the applicable conversion price of the 2014 Notes and 2015 Notes. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: the trading pricing of Amarin’s ADSs between now and the effectiveness of the mandatory exchange, financial market conditions, actions by our exchange counterparties prior to the closing of the exchange, our ability to continue to commercialize and increase market acceptance of Vascepa, our continued interactions with the FDA, the inherent uncertainties maintaining intellectual property rights and protections, our ability to successfully operate under current and future collaboration arrangements, and the results of our current and future clinical trials. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise, except as required by law.

Amarin contact information:

Investor Relations:

Kathryn McNeil

Investor Relations and Corporate Communications

Amarin Corporation plc

In U.S.: +1 (908) 719-1315

investor.relations@amarincorp.com

Lee M. Stern

Trout Group

In U.S.: +1 (646) 378-2992

lstern@troutgroup.com

Media Inquiries:

Kristie Kuhl

Finn Partners

In U.S.: +1 (212) 583-2791

Kristie.kuhl@finnpartners.com